Exhibit 1.1

                     Shares

KENEXA CORPORATION

Common Stock

FORM OF UNDERWRITING AGREEMENT

            , 2005

SG COWEN & CO., LLC

NEEDHAM & CO., LLC

JMP SECURITIES LLC

As Representative of the several Underwriters

c/o SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. Kenexa Corporation, a Pennsylvania corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of              shares of common stock, $             par value of the Company. The aggregate of              shares so proposed to be sold is hereinafter referred to as the “Firm Stock.” The Company and the selling shareholders named in Schedule B hereto (the “Selling Shareholders”) also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional              shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” SG Cowen & Co., LLC (“SG Cowen”), Needham & Co., LLC, and JMP Securities LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.” As part of the offering contemplated by this Agreement, SG Cowen (the “Designated Underwriter”) has agreed to reserve out of the Firm Stock purchased by it under this Agreement, up to              shares, for sale to the Company’s employees residing within the United States (the “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Stock to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

2. (I) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-        ) (the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering contemplated hereby (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statements”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b) The Initial Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus, including any prospectus wrapper, and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in section 16).

(c) The Company and each of its subsidiaries (as defined in Section 14 hereof) have been duly incorporated and are validly existing as corporations, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify, be in good standing, or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other legal entities: Kenexa Technology, Inc. (100%), Kenexa Limited (100%), Kenexa Technologies Private Limited (100%), Devon Royce, Inc. (100%), Kenexa Care, Inc. (100%), and Nextworx, Inc. (100%).

(d) This Agreement has been duly authorized, executed and delivered by the Company.

(e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

(f) The Company has an authorized capitalization as set forth in the Prospectus under the “Actual” column of the table set forth under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus; the Stock to be issued and sold by the Company under the Agreement has been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Agreement, will have been validly issued and will be fully paid and non-assessable. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws, the National Association of Securities Dealers, Inc. (“NASD”) and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(j) BDO Seidman, LLP, which has expressed its opinion on the audited financial statements and related schedules included in the Registration Statements and the Prospectus, is an independent registered public accountant as required by the Securities Act and the Rules and Regulations, including Rule 2-01 of Regulation S-X of the Rules and Regulations.

(k) The financial statements, together with the related notes and schedules, included in the Prospectus and in each Registration Statement present fairly the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis except as may be set forth in the Prospectus; provided, however, that those financial statements that are unaudited are subject to year-end adjustments and do not contain all footnotes required under GAAP. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder.

No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

(l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company’s knowledge, after reasonable investigation and due and diligent inquiry, including inquiry of the employees and consultants of the subsidiaries who would reasonably be expected to have knowledge of the matter(s) in question (“Knowledge”), no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(n) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(o) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed, except where such revocation or modification or lack of renewal would not, singularly or in the aggregate, have a Material Adverse Effect.

(p) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(q) Neither the Company nor any of its officers or directors has taken or will take, and the Company has used reasonable efforts to cause each of its affiliates not to have taken or take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(r) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, know-how, trade secrets and rights (collectively, “Intellectual Property”) described in the Prospectus as being owned or licensed by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. Except as described in the Prospectus, (i) the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property or franchise right of any person and (ii) no claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property or franchise right of any person, except for such as would not have a Material Adverse Effect. Each employee of and consultant to the Company and its subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the Prospectus: (A) there are no rights of third parties to any Intellectual Property owned by or licensed to the Company or any of its subsidiaries that conflict with the rights of the Company or its subsidiaries related to such Intellectual Property, except for any such rights that, singularly or in the aggregate, would not have a Material Adverse Effect; (B) there is no infringement by third parties of any Intellectual Property owned by or licensed to the Company or its subsidiaries that would have a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or its subsidiaries, there is no pending or threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of its subsidiaries in or to, or the validity or scope of, any Intellectual Property owned by or licensed to the Company or its subsidiaries, except for any such claim that would not have a Material Adverse Effect, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and there are no facts that would form a reasonable basis for any such claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any Intellectual Property of others, except, in each case in this clause (D), for any such claims that would not have a Material Adverse Effect; and (E) there is no patent or, to the Company’s Knowledge, patent application that contains claims that conflict with any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of its subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted, except for such as would not have a Material Adverse Effect.

(s) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that could reasonably be expected to result in a Material Adverse Effect.

(t) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(u) To the Knowledge of the the Company, no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA which the Company or any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m), or (o) (an “ERISA Affiliate”) sponsors or to which the Company or any ERISA Affiliate could have an obligation to contribute (each an “Employee Benefit Plan”). At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, or contributed to any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA. No Employee Benefit Plan provides or promises retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the Company’s Knowledge, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. The Company does not have any obligations under any collective bargaining agreement with any union and, to the Company’s Knowledge, no organization efforts are underway with respect to Company employees.

(v) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have Knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(w) The Company and its subsidiaries each (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it, other than those filings, payments or deficiencies that could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singularly or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(y) Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the offering of the Stock, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by such office.

(z) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and each of its subsidiaries since December 15, 1999 through the date of the latest meeting and action, and (ii) accurately reflect, in all material respects, all transactions referred to in such minutes.

(cc) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice, and the Company does not have Knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(dd) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(ee) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise in connection with the offering and sale of the Stock as contemplated by this Agreement, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(ff) Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) The Stock has been approved for listing subject to notice of issuance on the Nasdaq National Market.

(jj) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and, with respect to other applicable provisions of the Sarbanes-Oxley Act not currently in effect, the Company is taking such steps to ensure that it will be in compliance with such requirements upon and at all times after the effectiveness thereof.

(kk) The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq National Market System (“Nasdaq”) shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and, with respect to other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect, the Company is taking such steps to ensure that it will be in compliance with such requirements upon and all times after the effectiveness thereof.

(ll) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s Knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(mm) There are no transactions, arrangements or other relationships between or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus that have not been described as required.

(nn) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Prospectus.

(oo) The Registration Statements, the Prospectus and the Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which they are distributed in connection with the Directed

Share Program. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws or regulations of any foreign jurisdiction in which the Directed Shares are offered outside the United States.

(pp) The Company has not offered, or caused the Underwriters to offer, any Firm Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or business partner of the Company to alter the customer’s or business partner’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(II) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that such Selling Shareholder:

(a) Has, and immediately prior to each Closing Date (as defined in Section 3 hereof) the Selling Shareholder will have good and valid title to the shares of Stock to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b) Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the “Power of Attorney”), appointing,                          and                         , and each of them, as attorney-in-fact (the “Attorney-in-fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the shares of Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

(c) Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the “Custody Agreement”), with                          as custodian for the Selling Shareholders (the “Custodian”), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

(d) Has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the articles of partnership of the Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby.

(e) Has not taken directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

(f) The Registration Statements do not, and the Prospectus (including any prospectus wrapper) and any further amendments or supplements to the Registration Statements or the Prospectus (including any prospectus wrapper) will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any information contained in or omitted from the Registration Statements or Prospectus was in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for inclusion therein.

3. PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Stock will be $             per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price by wire transfer to an account at a bank reasonably acceptable to SG Cowen, payable to the order of the Company, all at the offices of Wilson Sonsini Goodrich & Rosati, P.C., in New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on             , 2005, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

The Company shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

For the purpose of covering any over allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase the respective numbers of shares of Optional Stock obtained by multiplying the number of shares of Optional Stock specified in the written notice by SG Cowen described below by a fraction the numerator of which is              in the case of the Company and the number of shares set forth opposite the names of such Selling Shareholders in Schedule B hereto under the caption “Number of Optional Shares to be Sold” in the case of the Selling Shareholders and the denominator of which is the total number of shares of Optional Stock (subject to adjustment by SG Cowen to eliminate fractions). Such shares of Optional Stock shall be purchased from the Company and each Selling Shareholder for the account of each Underwriter in the proportions set forth on schedules A and B respectively (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company and Selling Shareholders.

The option granted hereby may be exercised by written notice being given to the Company and the Selling Shareholders by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for such Optional Stock. Each date and time for delivery of and payment for any Optional Stock (which may be the First Closing Date, but not earlier) is herein referred to as an “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (Each Option Closing Date and the First Closing Date are herein referred to as the “Closing Dates”.)

The Company and the Selling Shareholders will deliver the Optional Stock specified in any written notice by SG Cowen as described above to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date for such Option Stock against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank reasonably acceptable to SG Cowen payable to the order of the Company and              as Custodian for the Selling Shareholders at the offices of Wilson Sonsini Goodrich & Rosati, P.C., in New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company and the Selling Shareholders shall make the certificates for such Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding such Option Closing Date. Such Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Company, the Selling Shareholders and SG Cowen.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. (I) FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

(a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

(b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) The Company shall furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) The Company shall deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

(e) The Company shall make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (i) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph that are filed and publicly accessible via the Commission’s EDGAR database.

(h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or announce the offering of, or file any registration statement under the Securities Act (other than a registration statement on Form S-8 to register shares of common stock that are issuable pursuant to the Company’s 2000 Stock

Option Plan and 2005 Equity Incentive Plan as in existence on the date hereof and shares of common stock that are issuable upon the exercise of options issued prior to the Company’s adoption of the 2000 Stock Option Plan and that are subject to the terms and conditions of the 2000 Stock Option Plan) in respect of, any shares of or securities convertible into or exchangeable for Common Stock, in each case for a period of 180 days from the date of the Prospectus without the prior written consent of SG Cowen other than (i) the Company’s sale of the Stock hereunder, (ii) the issuance of shares of Common Stock, or options or rights to receive Common Stock, pursuant to the Company’s 2000 Stock Option Plan and 2005 Equity Incentive Plan as in existence on the date hereof, (iii) the issuance of Common Stock pursuant to the Company’s currently outstanding options and warrants, as described in the Prospectus, (iv) the issuance of shares of Common Stock in connection with the redemption of the Company’s series A redeemable participating preferred stock and series B redeemable participating preferred stock as set forth in the Prospectus, and (v) the issuance of shares of Common Stock upon the conversion of the Company’s outstanding shares of class B common stock and class C common stock as set forth in the Prospectus; all of which issuances shall be made in compliance with the Securities Act and the Rules and Regulations; provided, however, that if (A) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of such 180-day period or (B) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 4(I)(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event. The Company will cause each officer, director and shareholder listed in Schedule C-1 and each optionholder listed in Schedule C-2 to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto.

(i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(j) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

(n) Until at least the time that the Company is required to file its annual report pursuant to Section 13 of the Exchange Act for the year ending December 31, 2006, the Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act and all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules, each as in effect from time to time.

(o) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds,” and the Company will conduct its affairs in such a manner so as to ensure that the Company was not and will not be an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(p) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q) The Company will comply with all applicable securities and other applicable securities and other laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(II) FURTHER AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, agrees with the several Underwriters that:

(a) SG Cowen shall have received the written agreement, substantially in the form of Exhibit I hereto, of the Selling Shareholder.

(b) The shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Shareholders, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Shareholder, or any other event, that if such Selling Shareholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

(c) Such Selling Shareholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

(d) Such Selling Shareholder will deliver to SG Cowen on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, and the Prospectus and any amendments and exhibits thereto, the costs of printing, reproducing and distributing the Power of Attorney, the Custody Agreement, the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including up to $5,000 of the related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; (h) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock (including the reasonable costs and expenses of the Underwriters), including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of representatives and officers of the Company, the Underwriters and any such consultants in connection with such road show (such travel and lodging expenses to be subject to the reasonable approval of the Company); (i) all fees and expenses of the Designated Underwriter incurred in connection with the Directed Share Program, including all fees and disbursements of its counsel, stamp duties, similar taxes or duties or other taxes incurred in connection with the Directed Share Program; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Except as otherwise agreed to by the Company, the Selling Shareholders, severally and not jointly, will pay all of their own expenses incident to the performance of their respective obligations hereunder, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Stock to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants. Notwithstanding the preceding, the Company shall pay the fees and disbursements of counsel and auditors to the extent contemplated by the existing amended and restated registration rights agreement between the Selling Shareholders and other investors and the Company in connection with the performance of their respective obligations hereunder, and the consummation of the transactions contemplated by this Agreement.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of either the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof.

(b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreement, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Pepper Hamilton LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)	The Company and each of its subsidiaries set forth on Schedule D (such subsidiaries, collectively, the “U.S. Subsidiaries”) have been duly incorporated and are validly existing as corporations, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in the jurisdictions set forth beside the Company and the U.S. Subsidiaries listed on a schedule to such opinion, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

(ii)	The Company has an authorized capitalization as set forth in the Prospectus; all of the shares of capital stock of the Company issued by the Company prior to the issuance of the Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Stock to be issued and sold by the Company under the Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Agreement, will have been validly issued and will be fully paid and non-assessable.

(iii)	All the outstanding shares of capital stock of the Company and each U.S. Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, and to the knowledge of such counsel are free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(iv)	Except as contemplated in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s articles of incorporation or by-laws or any agreement or other instrument known to such counsel.

(v)	This Agreement has been duly authorized, executed and delivered by the Company.

(vi)

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is filed as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (“Material Contracts”) nor will such actions result in any violation of the charter or by-laws of the Company or of any of the U.S. Subsidiaries or any federal, Pennsylvania or New York statute or any order, rule or regulation known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement, or, to such counsel’s knowledge, based upon a search of the dockets of the courts listed on a schedule to such opinion (the “Docket Search”), any order, judgment or decree specifically naming the Company or any of the U.S. Subsidiaries of any court or governmental agency or body or court having jurisdiction over the Company or any of the U.S. Subsidiaries or any of their properties or assets. Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required by or under the Securities Act, the Exchange Act the NASD, the Nasdaq Stock Market, applicable Blue Sky laws of the states or foreign jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

(vii)	The statements in the Prospectus under the heading “Principal and Selling Shareholders,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” and “Certain Material U.S. Federal Tax Considerations for Non-U.S. Holders,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

(viii)	The description in the Registration Statement and Prospectus of statutes, legal or governmental proceedings and contracts and other documents fairly summarizes such proceedings, contracts and documents; and to the best of such counsel’s knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required by Regulation S-K to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(ix)	To such counsel’s knowledge, neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any Material Contract or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect.

(x)

Such counsel is not currently representing the Company or any of its subsidiaries in any pending legal or governmental proceeding that would, if determined adversely to the Company or any of its subsidiaries, have a Material Adverse Effect on the Company and its subsidiaries, either singularly or in the aggregate; to such counsel’s knowledge after the Docket Search and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or would reasonably be expected to prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel’s knowledge, other than as set forth in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xi)	To such counsel’s knowledge and limited to the United States, the Company owns or possesses valid and enforceable licenses or other rights to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, domain names, domain name registrations, copyrights, licenses, inventions, and trade secrets currently used by the Company as referenced in the Prospectus (collectively, the “Intellectual Property”). To such counsel’s knowledge and limited to the United States and other than as described in the Prospectus (A) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presented contemplated to be conducted as described in the Prospectus, (B) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or, if the Intellectual Property (other than third party “off the shelf” software) is licensed to the Company, in respect of any third party licensor, and (C) the Company has not and, to the extent any Intellectual Property (other than third party “off the shelf” software) is licensed to the Company, no third party licensor has, infringed, or received any notice of infringement of or conflict with, any rights of others with respect to such Intellectual Property.

(xii)	The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xiii)	The Registration Statements, as of the respective effective dates and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xiv)	To such counsel’s knowledge, except as set forth in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise in connection with the offering and sale of the Stock as contemplated by this Agreement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xv)	Neither the Company nor any of its subsidiaries is, or following application of the proceeds of the offering as set forth in the Prospectus, will be an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements (y) based on such counsel’s examination of the Registration Statements and such counsel’s investigations made in connection with the preparation of the Registration Statements and “conferences with certain officers and employees of and with auditors for and counsel to the Company”, such counsel has no reason to believe that the Registration Statements, as of the respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (vii) and (viii) above.

(e) Each of Lawrence Graham LLP and R&A Associates shall have furnished to the Representatives such counsel’s written opinion, as foreign counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)                  shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Selling Shareholders, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)	Each Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each Selling Shareholder and the consummation by each Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the articles of partnership of any Selling Shareholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Selling Shareholder or the property or assets of any Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by any Selling Shareholder and the consummation by any Selling Shareholder of the transactions contemplated hereby and thereby.

(ii)	This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

(iii)	A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Selling Shareholder and constitute valid and binding agreements of each Selling Shareholder.

(iv)	Upon payment for, and delivery of, the shares of Stock to be sold by each Selling Shareholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims.

(g) The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable WSGR to pass upon such matters.

(h) At the time of the execution of this Agreement, the Representatives shall have received from BDO Seidman, LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that it is an independent registered public accountant with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus, including statements and information of the type ordinarily included in “comfort letters” delivered by accountants to underwriters in accordance with Statements of Auditing Standards No. 72 (or any successors thereto).

(i) On each Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from BDO Seidman, LLP addressed to the Underwriters and dated such Closing Date confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(h) hereof.

(j) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board and its chief financial officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred that should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company set forth in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(k) Each Selling Shareholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Shareholders) shall have furnished to the Representatives on the Closing Date a certificate, dated the such date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct as of the Closing Date and that the Selling Shareholder has complied with all agreements contained herein to be performed by the Selling Shareholder at or prior to the Closing Date.

(l) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) so as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(o) The Nasdaq Stock Market shall have approved the Stock for listing and quotation, subject only to official notice of issuance and evidence of satisfactory distribution.

(p) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and shareholders of the Company listed in Schedule C-1 and of the optionholders listed in Schedule C-2 to this Agreement; provided, however, that the Selling Shareholders shall not be prohibited from selling shares of Common Stock to the underwriters pursuant to this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company and Kenexa Technology, Inc., Kenexa Technologies Private Limited and Kenexa Limited (the “Principal Subsidiaries”), jointly and severally, shall indemnify and hold harmless each Underwriter, its members, officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively, the “Underwriter Indemnified Parties” and, each an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, (provided that the Company and the Principal Subsidiaries shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Principal Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with in the Underwriters’ Information (as defined in Section 16); provided, further however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from which the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent to or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d) hereof, and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

The Company shall indemnify and hold harmless the Designated Underwriter and its officers, employees, representatives and agents and each person, if any, who controls any Designated Underwriter within the meaning of the Securities Act (collectively the “Designated Underwriter Indemnified Parties,” and each a “Designated Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Designated Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) the omission or alleged omission to state in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iv) any other loss, claim, damage or liability, or any action in respect of, related to, arising out of, or in connection with the Directed Share Program, other than such losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Underwriter.

This indemnity agreement is not exclusive and will be in addition to any liability which the Company and the Principal Subsidiaries might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) If the Underwriters purchase Optional Stock from the Selling Shareholders, then commencing upon the first Option Closing Date each Selling Shareholder, severally, and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and conformity with written information furnished to the Company by or on behalf of the Selling Shareholders specifically for inclusion therein, and shall reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from which the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (A) (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent to or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d) hereof, and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability or (B) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 16); provided further, however, that the liability of any Selling Shareholder under this subsection (b) shall not exceed the amount of proceeds received by such Selling Shareholder from the sale of such Selling Shareholder’s Stock hereunder net of applicable underwriting discounts and commissions. This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each individually, a “Company Indemnified Party”) and the Selling Shareholders, their respective officers, employees, representatives and agents and each person, if any, who controls the Selling Shareholders within the meaning of the Securities Act (collectively, the “Selling Shareholder Indemnified Parties” and each a “Selling Shareholder Indemnified Party”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Shareholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Selling Shareholder Indemnified Parties reasonably promptly for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter’s Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and the Selling Shareholder Indemnified Parties.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or Selling Shareholder Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the penultimate paragraph in Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

(e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c) hereof, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Principal Subsidiaries and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Principal Subsidiaries and the Selling Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Principal Subsidiaries and the Selling Shareholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, the Principal Subsidiaries and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Subsidiaries or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriter’s Information. The Company, the Principal Subsidiaries and the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(f), no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder (net of applicable underwriting discounts and commissions) in connection with the Sale of such Selling Shareholder’s Stock, after giving effect to any indemnification payments by such Selling Shareholder under Section 7(b) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint. Each Selling Shareholder’s obligation to contribute as provided in this Section 7(f) is several in proportion to the respective number of shares of Optional Stock to be Sold by such Selling Shareholder.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(k), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Company Firm Stock or Optional Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Selling Shareholders collectively shall fail to tender all of the Selling Shareholder Optional Stock for delivery to the Underwriters, or (d) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, consistent with Section 5, and upon demand the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor any Selling Shareholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses; provided, however, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriters under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares of Stock underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares of Stock underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Shareholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 hereof and except the provisions of Section 7 hereof shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Selling Shareholder Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and no Underwriter owes the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC, Two International Place, Boston, MA 02110, Attention: Mark Dolins, Director (Fax: 617-790-3145), with a copy to SG Cowen & Co., LLC at 1221 Avenue of the Americas, New York, NY 10020, Attention: General Counsel (Fax: 212-278-7995);

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Kenexa Corporation, 650 East Swedesford Road, Wayne, PA 19087 Attention: Donald Volk, Chief Financial Officer (Fax: 610-971-2435);

(c) if to any of the Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule B hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the

Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the paragraph 3 and in the fourth sentence of paragraph 8 under the heading “Underwriting.”

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Shareholders.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Shareholders represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Kenexa Corporation

By:
Name: Title:

Kenexa Technology, Inc.

By:
Name: Title:

Kenexa Technologies Private Limited

By:
Name: Title:

Kenexa Limited

By:
Name: Title:

Selling Shareholders Listed in Schedule B

By:

By:
Name:

Acting on behalf of the Selling Shareholders listed in Schedule B hereto

Accepted as of the date first above written:

SG Cowen & Co., LLC Needham & Co., LLC JMP Securities LLC Acting on their own behalf and as Representatives of several Underwriters referred to in the foregoing Agreement.

By:	SG COWEN & CO., LLC

By:
Name: William B. Buchanan, Jr. Title: Head of Equity Capital Markets

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased
SG Cowen & Co., LLC
Needham & Co., LLC
JMP Securities LLC

Total

SCHEDULE B

SCHEDULE C-1

SCHEDULE C-2

SCHEDULE D

Exhibit I

[Form of Lock-Up Agreement]

                         , 2005

SG Cowen & Co., LLC

Needham & Company, LLC

JMP Securities LLC

  As representatives of the

  several Underwriters

c/o SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Re: Kenexa Corporation; Shares of Common Stock

Dear Sirs:

In order to induce SG Cowen & Co., LLC (“SG Cowen”), Needham & Company, Inc., and JMP Securities LLC to enter in to a certain underwriting agreement with Kenexa Corporation, a Pennsylvania corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), registered pursuant to the Securities Act of 1933, as amended or supplemented from time to time (the “Securities Act”), the undersigned hereby agrees that from the date hereof until the expiration of 180 days following the date of the final prospectus (the “Final Prospectus”) filed by the Company pursuant to the Securities Act in connection with the Offering (such period, the “lock-up period”), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge or contract to sell, or otherwise dispose of, any shares of Common Stock, or any other securities convertible into or exercisable or exchangeable for Common Stock, that are currently or hereafter owned by the undersigned (including, without limitation, any such shares or other securities that either currently or hereafter are registered in the name of the undersigned or may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, including Rule 13d-3 of the Securities Exchange Act of 1934, as amended or supplemented from time to time, other than shares of the Company’s Series A Redeemable Participating Preferred Stock, par value $.01 per share or Series B Redeemable Participating Preferred Stock, par value $.01 per share outstanding as of the date hereof that are redeemed by the Company for cash or shares of Common Stock on or prior to the closing date of the Offering; provided that all securities issued by the Company to the undersigned shall be subject to the terms and conditions of this letter agreement (any such shares or other securities, the “Securities”) (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any of the Securities, or (iii) engage in any short selling of any of the Securities.

If (a) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period or (b) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event.

Anything contained herein to the contrary notwithstanding: (a) any person to whom any of the Securities are transferred from the undersigned shall be bound by the terms of this letter agreement; and

(b) the undersigned may transfer Securities (1) to trusts the beneficiaries of which are exclusively the undersigned or a member or members of his or her immediate family, (2) by bona fide gift or charitable contribution, (3) if the undersigned is a limited liability company or partnership, by distribution of Securities by the undersigned to its members or limited partners, provided, however, that in the case of any transfer or distribution pursuant to clause (1), (2) and (3) above, it shall be a condition to such transfer or distribution that (x) the transferee, donee or distributee executes and delivers to SG Cowen prior to such transfer or distribution an agreement stating that such transferee, donee or distributee is receiving and holding the Securities subject to the provisions of this letter agreement, (y) there shall be no further transfer of any such Securities, and (z) the undersigned notifies SG Cowen at least two business days prior to the proposed transfer, gift or other disposition. For purposes of this letter agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180-day period following the date of the Final Prospectus, any and all rights, if any, to request or demand registration of any Securities under the Securities Act, whether as a result of the registration of the Offering thereunder or otherwise, including any rights to receive notice of the Offering or the registration thereof under the Securities Act In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends or stop transfer orders with the transfer agent for the Common Stock with respect to any Securities.

It is understood that, if the Company notifies you in writing that it does not intend to proceed with the Offering or if the Offering has not been completed by September 30, 2005, the undersigned will be released from his, her or its obligations under this letter agreement.

By:
Name:
Title:

36